Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, dated May 27, 2003, except Note 6, which is dated June 2, 2003, relating to the consolidated financial statements and financial statement schedule of Korn/Ferry International and its subsidiaries included in its Annual Report (Form 10-K) for the year ended April 30, 2003, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG, LLP

Los Angeles County, California

September 9, 2003